Exhibit 23.2

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Centennial, Colorado 80112 Telephone: 303/768-9221 ● Facsimile: 303/768-9224 ● E-Mail: andrew@telseylaw.com

November 21, 2017

Board of Directors

GrowGeneration Corp.

1000 West Mississippi Avenue

Denver, Colorado 80223

Re:	GrowGeneration Corp.
Post-Effective Amendment No. 6 to Registration Statement on Form S-1
Registration Number 333-207889

Ladies and Gentlemen:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/ ANDREW I. TELSEY